[Letterhead of David T. Thomson P.C.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

I consent to the inclusion in this registration statement on Form 10-SB of my report, which includes an explanatory paragraph which discusses the Company's ability to continue as a going concern, dated March 11, 1998, on my audit of the financial statements of Commercial Concepts for the year ended February 28, 1998.

David T. Thomson, P.C.

/s/ David T. Thomson P.C.

Salt Lake City, Utah
January 11, 2000